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Exhibit 7(b)
                [Letterhead of Sutherland, Asbill & Brennan LLP]



                                 August 5, 1997


United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, Alabama 35233

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Form S-6 registration statement for United Investors Universal Life Variable Account (File No. 333-26505). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Sincerely,

                                SUTHERLAND, ASBILL & BRENNAN LLP



                                By:  /s/ Frederick R. Bellamy
                                   ---------------------------------
                                     Frederick R. Bellamy, Esq.